SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2001

FAN ENERGY INC.

Nevada
(State or other jurisdiction of incorporation)

000-31079
(Commission file number)

77-0140428
(I.R.S. Employer Identification No.)

1801 Broadway, Suite 720, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(602) 483-8848
(Registrant's telephone number, including area code)

ITEM 7. Financial Statements and Exhibits.

        The following financial statements, pro forma financial information and exhibits are filed as a part of this report.

        (a)         Financial Statements. None required

        (b)         Pro forma financial information.

Condensed Proforma Balance Sheet as of December 31, 2000.

Notes to Condensed Proforma Balance Sheet as of December 31, 2000.

        (c)         Exhibits. None.

FAN ENERGY INC.
(A Development Stage Company)
PROFORMA CONDENSED BALANCE SHEET
December 31, 2000

                                     ASSETS

CURRENT ASSET
  Cash .........................................................    $   417,056
  Accounts receivable ..........................................         20,320
                                                                    -----------
    Total Current Assets .......................................        437,376

OIL AND GAS PROPERTIES .........................................        240,952
MEDIA PRODUCTION ASSETS (Note 2)................................      3,850,000
                                                                    -----------
                                                                    $ 4,528,328
                                                                    ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - trade .....................................    $     2,646
                     related party .............................         75,375
                                                                    -----------
    Total Current Liabilities ..................................         78,021
                                                                    -----------
COMMITMENTS AND CONTINGENCIES
        (Notes 1 and 3)

STOCKHOLDERS' EQUITY (Note 1)
  Preferred stock, $.01 par value
        Authorized - 5,000,000 shares
        Issued - none ..........................................           --
  Common stock, $.001 par value
        Authorized - 95,000,000 shares
        Issued and outstanding - 35,201,790 shares .............         35,202
  Additional paid-in capital ...................................      7,079,303
  Secured note receivable .....................................        (600,000)
  Deficit accumulated during the development stage .............     (2,164,698)
  Additional paid-in capital stock options .....................        100,500
                                                                    -----------
                     Total Stockholders' Equity ................      4,450,307
                                                                    -----------
                                                                    $ 4,528,328
                                                                    ===========

The accompanying notes are an integral part of these proforma financial statements

FAN ENERGY INC.
(A Development Stage Company)
Notes to Proforma Condensed Balance Sheet
Year ended December 31, 2000

NOTE 1 - PROFORMA PRESENTATION

        The Proforma Balance Sheet of the Company reflects the acquisition by the Company on January 8, 2001 of assets and a concurrent sale of stock for assets, cash and a change in control of the Company. The assets acquired do not constitute an operating entity and therefore there is no impact on the statement of operations for any prior period, therefore, the statements of operation, cash flows and retained earnings are omitted.

        Fan Energy Inc. (the “Company”) subsequent to December 31, 2000, acquired production manufacturing assets for the manufacture of magnetic media for the computer industry. This equipment was acquired from a small group of sellers in exchange for 19,250,000 shares of the Company’s common stock at a deemed value of $0.20 per share, the price of a recent trade of the Company’s stock with the same group of acquirers. The aggregate acquisition cost of these assets, $3,850,000, is less than the carrying basis of these assets by the sellers. Additionally, the Company’s carrying basis of $3,850,000, is less than the appraised fair market value of such assets at the date of purchase.

        Additionally in conjunction with the change in control, the Company entered into an agreement whereby it issued 3,250,000 shares to one of the sellers from which the media production assets were purchased, at a price of $0.20 per share. Of this commitment, 250,000 shares were immediately paid for at a price of $50,000, and the balance of the subscription was paid with a Secured Note from the subscriber. The issued shares are reflected in the proforma balance sheet. The remaining commitment by the acquirers is secured by the pledge of 6,500,000 shares of the Company’s stock. At a meeting of the board of directors subsequent to the transaction, the due date of the commitment has been extended to May 16, 2001.

NOTE 2 - MEDIA PRODUCTION EQUIPMENT

        The Company intends to use the equipment purchased for the development, production and marketing of 3.5" micro floppy disks either on a custom lot or general use basis. If sufficient sales contracts are obtained, the Company expects that production will begin in the second quarter of 2001.

NOTE 3 - STOCK PURCHASE OPTION

        In conjunction with the transaction described in Note 1 above, the Company has also granted the sellers the option to purchase up to 1,625,000 additional shares at the greater of $0.20 per share or the average 20 day trading price prior to such exercise. This option will expire June 7, 2001. This option may not be exercised while any portion of the Secured Note remains outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       FAN ENERGY INC.

Date         March 21, 2001                                                     By: /s/ John Shebanow
                                                                                                              John Shebanow
                                                                                                               President